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Exhibit 23.4 Consent of Irving Handel & Co.





IRVING HANDEL & CO.                                TELF : (516) 295- 9290
CERTIFIED PUBLIC ACCOUNTANTS                                TELF : (516)
                                                            295-9298

                          112 IRVING PLACE . WOODMERE, NY 11598



                CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of KBF Pollution Management, Inc. (The "Company"), of our report dated March 20, 1998 relating to our audit of the Company's balance sheets as at December 31, 1997 and 1996 and the statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996, which report is included in the company's Annual Report on Form 10-K dated March 27, 1998.


                                   IRVING HANDEL & CO.
                                   IRVING HANDEL & CO.
                                   Certified Public Accountants


Woodmere, NY 11598
November 5, 1998